LEASE

BY AND BETWEEN

GPO RIVERBEND LLC, LANDLORD,

AND

CATCHER, INC., TENANT

DATED: October 12, 2006

PROPERTY: 44084 RIVERSIDE PARKWAY, LANSDOWNE, VA

TABLE OF CONTENTS

ARTICLE I - FUNDAMENTAL LEASE PROVISIONS			1

1.1		REFERENCE SUBJECTS	1

ARTICLE II - PREMISES AND TERM			4

2.1		PREMISES	4
2.2		ACCEPTANCE OF PREMISES	4
2.3		TERM	4
2.4		RENEWAL	4

ARTICLE III – CONDITION OF PREMISES AND TENANT WORK			6

3.1		INITIAL CONSTRUCTION	6
3.2		DELIVERY OF POSSESSION	6
3.3		EARLY ACCESS	6
3.4		GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION	6

ARTICLE IV - RENT			7

4.1		ANNUAL FIXED RENT	7
4.2		METHOD OF PAYMENT	7
4.3		NET RETURN TO LANDLORD	7
4.4		ADDITIONAL RENT	7
	4.4.1	Additional Rent - Landlord's Taxes	7
	4.4.2	Landlord’s Taxes - Definition	7
	4.4.3	Additional Rent - Operating Expenses	8
	4.4.4	Landlord’s Operating Expenses - Definition	8
4.5		ALLOCATION OF CERTAIN OPERATING EXPENSES	9

ARTICLE V - ADDITIONAL COVENANTS			9

5.1		TENANT’S COVENANTS	9
	5.1.1	Utilities and Services	9
	5.1.2	Maintenance	10
	5.1.3	Use and Compliance with Law	10
	5.1.4	Liens and Encumbrances	10
	5.1.5	Waiver and Indemnity	10
	5.1.5.1	Waiver	10
	5.1.5.2	Indemnity	11
	5.1.6	Landlord’s Right to Enter	11
	5.1.7	Personal Property at Tenant’s Risk	11
	5.1.8	Overloading, Nuisance, Etc.	11
	5.1.9	Yield Up	12
	5.1.10	Holding Over	12
	5.1.11	Assignment, Subletting	13
5.2		LANDLORD’S COVENANTS	15
	5.2.1	Building Services	15
	5.2.1.1	Landlord's Maintenance	15
	5.2.1.2	Office Identification	15
	5.2.1.3	Grounds Maintenance	15
	5.2.1.4	Cleaning	15
	5.2.2	Interruptions	15

ARTICLE VI - INSURANCE; CASUALTY; TAKING			16

6.1		INSURANCE	16
	6.1.1	Coverage	16
	6.1.2	Avoid Action Increasing Rates	17
	6.1.3	Waiver of Subrogation	17
6.2		FIRE OR CASUALTY	17
6.3		WAIVER OF CLAIM - INDEMNIFICATION	18
6.4		NONWAIVER	18
6.5		CONDEMNATION	18

ARTICLE VII - DEFAULT			19

7.1		EVENTS OF DEFAULT	19
7.2		REMEDIES FOR DEFAULT	20
	7.2.1	Reletting Expenses Damages	20
	7.2.2	Termination Damages	20
	7.2.3	Lump Sum Liquidated Damages	21
7.3		REMEDIES CUMULATIVE	21
7.4		EFFECT OF WAIVERS OF DEFAULT	21
7.5		NO ACCORD AND SATISFACTION; NO SURRENDER	21
7.6		WAIVER OF JURY	21
7.7		LANDLORD’S CURING AND ENFORCEMENT	22
7.8		LANDLORD’S DEFAULT	22
7.9		VACANCY DURING LAST SIX MONTHS	22
7.10		SECURITY DEPOSIT	22

ARTICLE VIII - MISCELLANEOUS PROVISIONS			23

8.1		NOTICE FROM ONE PARTY TO THE OTHER	23
8.2		QUIET ENJOYMENT	23
8.3		LIMITATION OF LANDLORD’S LIABILITY	23
8.4		APPLICABLE LAW AND CONSTRUCTION	24
8.5		SUCCESSORS AND ASSIGNS	24
8.6		RELATIONSHIP OF THE PARTIES	24
8.7		ESTOPPEL CERTIFICATE	24
8.8		NOTICE OF LEASE	25
8.9		TENANT AS BUSINESS ENTITY	25
8.10		RELOCATION	25
8.11		PARKING	25
8.12		REGISTERED AGENT	25
8.13		DEED OF LEASE	25

ARTICLE IX - BROKERS			26

9.1		BROKERS	26

ARTICLE X - LANDLORD’S FINANCING			26

10.1		SUBORDINATION AND SUPERIORITY OF LEASE	26
10.2		RENT ASSIGNMENT	27
10.3		OTHER INSTRUMENTS	27

APPENDIX A – PREMISES PLAN			1

APPENDIX B – LANDLORD’S WORK			1

APPENDIX C – RULES AND REGULATIONS			1

ii

LEASE

ARTICLE I

Fundamental Lease Provisions

1.1 Reference Subjects. Each reference in this Lease to any of the following subjects shall be construed to incorporate the information stated for that subject in this Section.

EFFECTIVE DATE:	August 21, 2006

PREMISES:	A portion of the third (3rd) floor of the Building commonly known as Suite 320 consisting of approximately Two Thousand Six Hundred and Four (2,604) rentable square feet, as depicted on Appendix A attached hereto.

BUILDING:	The building located at 44084 Riverside Parkway, Lansdowne, VA and known as Two Riverbend

PROPERTY:	The Building and the land upon which it is located

LANDLORD:	GPO Riverbend LLC

NOTICE ADDRESS OF LANDLORD:	c/o Great Point Investors LLC Two Center Plaza, Suite 410 Boston, MA 02108 Attn: Randolph L. Kazazian, III

LANDLORD’S MANAGING AGENT:	Buchanan Properties 9055 Comprint Court, Suite 200 Gaithersburg, MD 20877 Attn: Kevin Burns

TENANT:	Catcher, Inc., a Delaware corporation

NOTICE ADDRESS OF TENANT:	3881 Irish Corner Road Lovettsville, Virginia 20180 Attn: Ira Tabankin

INITIAL TERM:	Three (3) Years

RENEWAL TERM:	One (1) additional term of two (2) years, as provided in and on the terms set forth in Section 2.4

LEASE YEAR:	The first Lease Year of the Term shall commence on the Lease Commencement Date and end on the last day of the month in which the first (1st) anniversary of the Lease Commencement Date shall occur (unless the

Commencement Date shall occur on the first day of a month, in which case the first Lease Year shall end on the day before the first (1st) anniversary of the Commencement Date). Subsequent
Lease Years shall commence on the day after the last day of the first Lease Year or an anniversary thereof, and shall end on an anniversary of the last day of the first Lease Year.

LEASE COMMENCEMENT DATE:	The later of November 1, 2006 or the date upon which the Landlord substantially completes the Landlord’s Work and provides Tenant at least fourteen (14) days advance notice thereof. For the purposes of determining the date upon which the Landlord substantially completes the Landlord’s Work, such date shall be the date upon which a Certificate of Occupancy for Premises is issued by the appropriate governmental authority.

RENT COMMENCEMENT DATE:	The Lease Commencement Date.

LEASE EXPIRATION DATE:	The last day of the thirty-sixth (36th) month after the Lease Commencement Date.

ANNUAL FIXED RENT:

Months In Term	Annual Fixed Rent
Lease Commencement Date – 12	$65,100.00

13 – 24	$67,053.00

25 – 36	$69,064.59

BASE OPERATING EXPENSE YEAR:	Calendar year 2006 (i.e., January 1, 2006 through December 31, 2006)

BASE TAX YEAR:	Calendar year 2006 (i.e., January 1, 2006 through December 31, 2006)

PARKING SPACES:	9 unreserved spaces

PREMISES RENTABLE AREA:	Approximately Two Thousand Six Hundred and Four (2,604) rentable square feet

TENANT’S PERCENTAGE SHARE:	3.74%

PERMITTED USES:	General office use

PUBLIC LIABILITY INSURANCE:	$1,000,000 combined single limit per occurrence, with $5,000,000 umbrella coverage per occurrence

BROKER:		PM Realty Group is acting solely as agent for the Landlord and Vaaler Real Estate Company is acting solely as agent for the Tenant. Landlord shall be responsible for the fees payable to PM Realty Group and PM Realty Group will in turn be responsible for the fees payable to Vaaler Real Estate Company pursuant to a separate agreement.

SECURITY DEPOSIT:		$21,700

TENANT IMPROVEMENT ALLOWANCE:		Not Applicable.

APPENDICES:	Appendix A-	Premises Plan
	Appendix B -	Landlord’s Work
	Appendix C -	Rules and Regulations
	Appendix D -	Form of Letter of Credit

ARTICLE II

Premises and Term

2.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to and with the benefit of the terms, covenants and conditions of this Lease, and rights, agreements, easements and restrictions of record applicable to the property of which the Premises are a part, all of which Tenant shall perform and observe insofar as (i) the same are applicable to the Premises, and (ii) Tenant has prior notice of such rights, agreements, easement and restrictions. Subject to the rules and regulations established by Landlord, attached hereto as Appendix C, as they may be amended from time to time provided any such amendments do not materially adversely affect Tenant’s use of the Premises (the “Rules and Regulations”) Tenant shall have the appurtenant rights in common with others to use (a) the common lobbies, hallways, stairways and elevators of the Building serving the Premises in common with others, (b) the exterior walkways, sidewalks and driveways necessary for access to the Premises and (c) the parking areas serving the Premises. Except as specifically provided herein to the contrary, all the perimeter walls of the Premises except the interior surfaces thereof, any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, are expressly excluded from the Premises and reserved to Landlord. Landlord excepts and reserves the right from time to time (a) to install, use, maintain, repair, replace and relocate within the Premises and other parts of the Building, or either, pipes, meters and other equipment, machinery, apparatus and appurtenant fixtures; and (b) to make additions to the Building and alter or relocate any entranceways, common areas or other facilities (including without limitation all access driveways, walkways and parking areas) serving the Premises.

2.2 Acceptance of Premises. Tenant acknowledges that it has inspected the Premises and accepts the same in the condition they are in on the Effective Date hereof, subject to the completion of Landlord’s Work as set forth in Section 3.1, it being expressly agreed that Landlord shall have no obligation, liability or risk whatsoever with respect to the Premises or their condition, except as expressly set forth herein.

Tenant shall have the right to inspect the Premises during the completion of Landlord’s Work, provided, any such inspection by Tenant does not interfere with the completion of Landlord’s Work and Tenant indemnifies and holds harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such Tenant inspections prior to the Commencement Date. Tenant further acknowledges that neither Landlord nor any agent or employee of Landlord has made any representations or warranties of any kind, express or implied, concerning the Premises, their condition or this Lease (including, without limitation, any express or implied warranties of merchantability, fitness, habitability or suitability for Tenant’s particular purposes).

2.3 Term. This Lease is for a Term beginning on the Lease Commencement Date and ending on the Expiration Date.

2.4 Renewal. Provided that as of the time of the giving of each Renewal Notice (as defined below) and the Commencement Date of each Renewal Term (as defined below) (a) Tenant is the Tenant originally named herein, (b) Tenant actually occupies all of the Premises, and (c) no event of default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant will have the right to extend the Lease Term for one (1) additional term of two (2) years each (the “Renewal Terms”) commencing on the day following the expiration of the then current Lease Term (the

“Commencement Date of the Renewal Term”). Tenant will give Landlord notice (the “Renewal Notice”) of its election to extend the term of the Lease Term at least six (6) months, but not more than twelve (12) months, prior to the scheduled expiration date of then current Lease Term (the “Notice Period”). If Tenant does not give the Renewal Notice during the Notice Period, Tenant’s right to extend the Lease Term will automatically terminate. Time is of the essence as to the giving of the Renewal Notice.

The minimum monthly rental payable by Tenant to Landlord for each year during the Renewal Term will be the rate for prior year increased by three percent (3%).

Except for the minimum monthly rental as determined above, Tenant’s occupancy of the Premises during each Renewal Term will be on the same terms and conditions (including the payment of additional rent) as are in effect immediately prior to the expiration of the then current Lease Term; provided, however, except as specified in this Section 2.4, Tenant will have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease. Landlord will have no obligation to refurbish (other than repairs in the event of casualty as set forth herein) or otherwise improve the Premises for any Renewal Term. The Premises will be tendered on the Commencement Date of the Renewal Term in “as-is” condition.

2.5 Right of First Offer. Provided that (a) there has been no Default or event which with the giving of notice or passage of time or both would constitute a Default at any time during the Lease Term and provided further, that as of the date of the giving of the First Offer Notice (as defined below) (b) Tenant is the Tenant originally named herein and (c) Tenant actually occupies all of the Premises originally demised under this Lease and any space added to the Premises, if and when the current lease for Suite 300 with Reed Smith, LLP expires and becomes available (the “Offered Space”), Landlord, before offering the Offered Space to anyone (other than the tenant and/or occupant then occupying such space or their affiliates), will offer to Tenant on one occasion the right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease.

2.5.1 Such offer will be made by Landlord to Tenant in a written notice (the “First Offer Notice”), which offer will designate the space being offered and specify the terms which Landlord intends to offer with respect to the Offered Space. Landlord may, but shall not be obligated to send the First Offer Notice prior to the expiration of the lease with Reed Smith LLP. Tenant may accept the offer set forth in the First Offer Notice by delivering Landlord an unconditional acceptance (“Tenant’s Notice”) of such offer within ten (10) business days after delivery by Landlord of the First Offer Notice to Tenant. Tenant may not revoke Tenant’s Notice once such notice has been delivered to Landlord. Time will be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) the offer made by Landlord in the First Offer Notice, Landlord will have no further obligation to Tenant with respect to the Offered Space.

2.5.2 Tenant must accept all Offered Space offered by Landlord if Tenant desires to accept the Offered Space and may not exercise its right with respect to only part of the Offered Space; provided, however, Landlord may, in its sole discretion, agree to lease a portion of the Offered Space to Tenant upon reasonably acceptable terms.

2.5.3 If Tenant at any time declines or is deemed to have declined the Offered Space, Tenant will be deemed to have irrevocably waived all rights with respect to the Offered Space and Landlord will be free to lease the Offered Space to third parties including on terms which may be more or less favorable to Landlord than those offered to Tenant. In such event, upon Landlord’s request, Tenant shall execute a release evidencing its waiver of such rights with respect to the Offered Space.

ARTICLE III

Condition of Premises and Tenant Work

3.1 Initial Construction. Landlord shall complete the work (“Landlord’s Work”) as specified in Appendix B. Except for Landlord’s Work, Landlord is leasing the Premises to Tenant “as is”, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability), subject to all recorded matters, laws, ordinances and governmental regulations and orders.

3.2 Delivery of Possession. Except for latent defects, and subject to (i) the conditions noted by Tenant in writing not later than ten (10) business days after the Lease Commencement Date, which items can be completed after Tenant’s occupancy without undue interference with Tenant’s use of the Premises (“Punchlist Items”), and (ii) the issuance of a certificate of occupancy for the Premises with respect to Landlord’s Work, Tenant shall accept delivery of the Premises and Tenant shall have no claim that Landlord failed to perform any of Landlord’s Work. Landlord shall use reasonable efforts to complete all Punchlist Items within thirty (30) days or, if such completion is not feasible for any reason, as soon as conditions permit, and Tenant shall afford Landlord access to the Premises for such purpose pursuant to the terms of this Lease, provided that Landlord does not unreasonably interfere with Tenant’s use or occupancy of the Premises.

3.3 Early Access. Landlord shall permit Tenant access (at Tenant’s sole risk) for purposes of making measurements, installing equipment and furnishings in the Premises, and inspecting Landlord’s Work prior to Tenant’s taking possession of the Premises if such can be done without interference with Landlord’s Work in the Premises and in harmony with Landlord’s contractors and subcontractors. Any interference with Landlord’s Work shall be deemed a Tenant Delay.

3.4 General Provisions Applicable to Construction. With the exception of cosmetic alterations, Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall reimburse Landlord for all costs incurred by Landlord or any Superior Mortgagee (as defined below) in reviewing Tenant’s proposed installation, alterations, additions or improvements. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant’s sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable insurance requirements, laws, ordinances, regulations and orders of governmental authorities. Tenant shall employ for such work only contractors approved by Landlord and shall require all contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials.

ARTICLE IV

Rent

4.1 Annual Fixed Rent. Annual Fixed Rent during the Term of this Lease shall be the amount per annum set forth in Section 1.1.

4.2 Method of Payment. Tenant covenants and agrees to pay the Annual Fixed Rent to Landlord in advance in equal monthly installments (or in the appropriate monthly installments for monthly periods during any Lease Year) on the first day of each calendar month during the Term beginning on the Rent Commencement Date. Tenant shall make ratable payment of Annual Fixed Rent for any portion of a Lease Year (or month) in which the same accrues, all payments of Annual Fixed Rent and additional rent and other sums due hereunder to be paid in current U.S. exchange at the Original Address of Landlord or such other place as Landlord may by notice in writing to Tenant from time to time, without demand and without set-off or deduction.

Without limiting the generality of the foregoing, Tenant’s obligation so to pay shall not be discharged or otherwise affected by reason of the application of any law or regulation now or hereafter applicable to the Premises, or any other restriction of or interference with the use thereof by Tenant, or any damage to or destruction of the Premises by casualty or taking, or on account of any failure by Landlord to perform hereunder or otherwise, or due to any other occurrence; nor shall Tenant ever be entitled and Tenant hereby waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant shall, however, have and maintain, subject to the provisions hereof, the right to seek and obtain from time to time judgments for direct money damages occasioned by Landlord’s breach of the covenants of this Lease.

4.3 Net Return to Landlord. It is intended that Annual Fixed Rent payable hereunder shall be a net return to Landlord throughout the Term, free of expense, charge, offset, diminution or other deduction whatsoever on account of the Premises (excepting financing expenses, federal and state income taxes of general application and those expenses which this Lease expressly makes the responsibility of Landlord), and all provisions hereof shall be construed in terms of such intent.

4.4 Additional Rent.

4.4.1 Additional Rent - Landlord’s Taxes. Tenant covenants and agrees to pay to Landlord, as additional rent, an escalation charge calculated as Tenant’s Percentage Share of the increase in Landlord’s Taxes (hereafter defined) for each fiscal tax period, or ratable portion thereof, included in the Lease Term over the Base Taxes (hereinafter defined). Tenant shall make estimated payments on account of increases in Landlord’s Taxes above the Base Taxes in monthly installments on the first day of each month, in amounts reasonably estimated from time to time by Landlord to provide for the full payment of Tenant’s obligation with respect to Landlord’s Taxes on the date such Taxes are due, and with a final payment adjustment between the parties within thirty (30) days after Landlord provides Tenant a statement (together with reasonable supporting documentation) of Landlord’s Taxes and Tenant’s Share of the increase of such Taxes above Base Taxes for Landlord’s most recent tax year. “Base Taxes” as used herein means the amount of Landlord’s Taxes for the Base Tax Year. This section shall survive the expiration or earlier termination of this Lease.

4.4.2 Landlord’s Taxes - Definition. As used in this Lease, the term “Landlord’s Taxes” shall mean all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building (including any so-called linkage, impact or voluntary betterment payments), and all penalties and interest thereon (if due to Tenant’s failure to make timely payments on account of Landlord’s taxes), assessed or imposed against the Premises or the property of which the Premises are a part (including without limitation any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), or upon Landlord by virtue of its ownership thereof, other than a federal or state income tax of general application. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Lease Commencement Date) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Landlord’s Taxes.

Landlord’s Taxes include reasonable expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reductions or to assure maintenance of Landlord’s Taxes for any tax fiscal year wholly or partially included in the Term, whether or not successful and whether or not such efforts involve filing of actual abatement applications or initiation of formal proceedings.

4.4.3 Additional Rent - Operating Expenses. Tenant covenants and agrees to pay to Landlord, as additional rent, an escalation charge calculated as Tenant’s Percentage Share of the increase in Landlord’s Operating Expenses (hereafter defined) for each of Landlord’s calendar years, or ratable portion thereof, included in the Lease Term above Base Operating Expenses (hereinafter defined). Tenant shall make estimated payments on account of increases in Operating Expenses in monthly installments on the first day of each month in advance, based on amounts reasonably estimated from time to time by Landlord, and with a final payment adjustment between the parties within thirty (30) days after Landlord provides Tenant a reasonably detailed statement of Landlord’s Operating Expenses and Tenant’s Share of the increase of such Operating Expenses over Base Operating Expenses for Landlord’s most recent calendar year. “Base Operating Expenses” as used herein means the amount of Operating Expenses for the Base Operating Expense Year. This section shall survive the expiration or earlier termination of this Lease.

4.4.4 Landlord’s Operating Expenses - Definition. “Landlord’s Operating Expenses” means all costs paid or incurred in servicing, operating, managing, maintaining, and repairing the Property and the facilities and appurtenances thereto, including, without limitation, the costs of the following: (i) supplies, materials and total wage and labor costs and all costs and expenses of independent contractors paid or incurred on account of all persons engaged in the operation, maintenance, security, cleaning and repair of the Building and the land, facilities and appurtenances thereto, including social security, unemployment compensation, pension, vacation, sick pay and other so-called “fringe benefits”; (ii) services furnished generally to tenants of the Building by Landlord; (iii) utilities (including electricity) consumed and expenses incurred in the operation of the Property and the land, facilities and appurtenances thereto; (iv) casualty, liability, workmen’s compensation and all other insurance expenses (and the amount of any deductible in the event of an insured loss), all insurance to be in such amounts and insuring against such risks as Landlord may, in its sole discretion from time to time decide; (v) snow removal, planting, landscaping, grounds and parking operation, maintenance and repair expenses and any charges payable pursuant to any declarations or recorded covenants; (vi) management fees which do not exceed those customarily paid with respect to buildings in the area which are similar to the Building, and fees for required licenses or permits; (vii) rental or reasonable depreciation of equipment used in the operation of the Building and the land, facilities and appurtenances thereto, and personal property taxes assessed upon such equipment; and (viii) expenses of periodic testing to assure that the Premises and surrounding land are free of hazardous materials, agents or substances, and to assure compliance with codes, regulations and laws. In addition, if Landlord from time to time repairs or replaces any improvements or equipment or installs any new improvements or equipment to the Building (including without limitation energy conservation improvements or other improvements), then the cost of such items amortized over their reasonable life, together with an actual or imputed interest rate (at the level then being charged by institutional first mortgagees for new permanent first mortgage loans on buildings in the area which are similar to the Building) shall be included in Landlord’s Operating Expenses. Landlord’s Operating Expenses shall not include payments of principal, interest or other charges on mortgages or payments of any rent by Landlord on account of any ground lease of the land on which the Building is situated or any lease of the Building; costs of work or services (including utilities) for particular tenants to the extent such costs of work or services are separately reimbursable to Landlord by such tenants; advertising, marketing costs and leasing commissions; costs for repairs or replacements to the Property that are reimbursable from insurance proceeds (net of any applicable deductible or other related expenses and whether under policies maintained by or for Landlord or any tenant or other occupant of the Property) and costs of so-called leasehold improvements to rentable areas in the Building.

4.5 Allocation of Certain Operating Expenses. If at any time during the Term, Landlord provides services only with respect to portions of the Building which include the Premises or incurs other Operating Expenses allocable to portions of the Building which include the Premises alone, then such Operating Expenses shall be charged entirely to those tenants, including Tenant, of such portions, notwithstanding the provisions hereof referring to Tenant’s Percentage Share. If, during any period for which Landlord’s Operating Expenses are being computed, less than all of the Building is occupied by tenants, or if Landlord is not supplying all tenants with the services being supplied hereunder, Operating Expenses shall be reasonably estimated and extrapolated by Landlord to determine the Operating Expenses that would have been incurred if the Building were ninety-five percent (95%) occupied for such year and such services were being supplied to all tenants, and such estimated and extrapolated amount shall be deemed to be Landlord’s Operating Expenses for such period.

ARTICLE V

Additional Covenants

5.1 Tenant’s Covenants. Tenant covenants that at all times during the Term and such further time as Tenant (or persons claiming by, through or under it) occupies the Premises or any part thereof, it shall perform and observe the following conditions, all at its sole cost and expense:

5.1.1 Utilities and Services. Tenant shall provide and pay all charges and deposits for gas, water, sewer, electricity, and other energy, utilities and services if and to the extent used or consumed on the Premises and not included in the Operating Expenses of the Building during the Term which now or hereafter separately serve the Premises, or are not expressly to be provided by Landlord elsewhere hereunder. It is understood and agreed that except as may be expressly provided hereunder, Landlord shall be under no obligation whatsoever to furnish any such services to the Premises, and shall not be liable for (nor suffer any reduction in any rent on account of) any interruption or failure in the supply of the same.

5.1.2 Maintenance. Tenant shall maintain, repair and secure the Premises, all improvements and appurtenances thereto, all access areas thereof, and all utilities, facilities, installations and equipment used in connection therewith, and shall pay all costs and expenses of so doing, keeping the Premises in good order, repair and condition, reasonable wear and tear, and damage by casualty and taking (to the extent provided in Article VI only) excepted. Without limiting the generality of the foregoing, Tenant shall keep all interior walls, floor surfaces and coverings, glass, windows, doors, partitions, all fixtures and equipment, utilities, pipes and drains and other interior installations used in connection with the Premises in such good order, repair and condition.

5.1.3 Use and Compliance with Law. Tenant shall use the Premises continuously and uninterruptedly only for the Permitted Uses, and then only as permitted under federal, state, and local laws, regulations and orders applicable from time to time, including without limitation municipal bylaws, land use and zoning laws, environmental laws and regulations (including all laws and regulations regulating the production, use, and disposal of any pollutant or toxic or hazardous material), and occupational health and safety laws, and shall procure all approvals, licenses and permits necessary therefor, in each case giving Landlord true and complete copies of the same and all applications therefor. Tenant shall timely comply with all present and future laws applicable to Tenant’s use of the Premises or Tenant’s signs thereon, foreseen or unforeseen, and whether or not the same necessitate structural or other extraordinary changes or improvements to the Premises or interfere with its particular use and enjoyment of the Premises, and shall keep the Premises equipped with adequate safety appliances and comply with all requirements reasonable in light of the use Tenant is making of the Premises. If Tenant’s use of the Premises results in any increase in the premium for any insurance carried by Landlord, then upon Landlord’s notice to Tenant of such increase Tenant shall pay the same to Landlord upon demand as additional rent. Tenant shall, in any event, indemnify, save Landlord harmless, and defend from all loss, claim, damage, cost or expense (including reasonable attorneys’ fees of counsel of Landlord’s choice against whom Tenant makes no reasonable objection) on account of Tenant’s failure so to comply with the obligations of this Section (paying the same to Landlord upon demand as Additional Rent). Tenant’s obligations in the preceding sentence shall survive the expiration or earlier termination of this Lease. Tenant shall bear the sole risk of all present or future laws affecting the Premises or appurtenances thereto, and Landlord shall not be liable for (nor suffer any reduction in any rent on account of) any interruption, impairment or prohibition affecting the Premises or Tenant’s use thereof resulting from the enforcement of laws. Tenant shall conform to the Rules and Regulations from time to time promulgated by Landlord for the operation, care and use of the common areas of the Building and appurtenant improvements and areas in which Tenant is granted rights of use by the terms of this Lease.

5.1.4 Liens and Encumbrances. Tenant shall not create or suffer, shall keep Landlord’s property, the Premises and Tenant’s leasehold free of, and shall promptly remove and discharge, any lien, notice of contract, charge, security interest, mortgage or other encumbrance which arises for any reason, voluntarily or involuntarily, as a result of any act or omission by Tenant or persons claiming by, through or under Tenant, or any of their agents, employees or independent contractors, including without limitation liens which arise by reason of labor or materials furnished or claimed to have been furnished to Tenant or for the Premises.

5.1.5 Waiver and Indemnity.

5.1.5.1 Waiver. Tenant releases Landlord, Landlord’s mortgagee, Landlord’s property manager and their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building, except for any of the foregoing resulting from Landlord’s gross negligence or intentional misconduct. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 6.1 hereof, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect.

5.1.5.2 Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord, Landlord’s mortgagee, Landlord’s property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including attorneys’ fees), for injuries to any persons and damage to or theft or misappropriation or loss of property occurring in or about the Building and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises (including, without limitation, any alteration by Tenant) or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord, Landlord’s property manager and Landlord’s mortgagee harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant’s sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

The provisions of Section 5.1.5 shall survive the expiration or earlier termination of this Lease.

5.1.6 Landlord’s Right to Enter. Landlord and its agents or employees may upon reasonable notice enter the Premises during business hours (and in case of emergency at any time) for the purpose of performing repairs or replacements, or exercising any of the rights reserved to Landlord herein, or securing or protecting Landlord’s property or the Premises, or removing any alterations or additions not consented to by Landlord, and similarly upon reasonable notice may show the Premises to prospective purchasers and lenders, and during the last 12 months of the Term to prospective tenants, and may keep affixed in suitable places notices for letting and selling. Except in case of emergency, Landlord shall be subject in entering the Premises to reasonable security conditions, if any, set forth by Tenant in writing to Landlord.

5.1.7 Personal Property at Tenant’s Risk. Landlord’s obligation or election to repair or restore the Premises under this Lease shall not include the repair, restoration or replacement of the furniture or any other personal property owned by or in the possession of Tenant, all of which shall be at Tenant’s sole risk.

5.1.8 Overloading, Nuisance, Etc. Tenant shall not, either with or without negligence, injure, overload, deface, damage or otherwise harm Landlord’s property, the Premises or any part or component thereof; commit any nuisance; permit the emission of any hazardous agents or substances; allow the release or other escape of any biologically or chemically active or other hazardous substances or materials so as to impregnate, impair or in any manner affect, even temporarily, any element or part of Landlord’s property or the Premises or allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials; nor shall Tenant bring onto the Premises any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials; permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to Landlord’s property or the Premises. Landlord may inspect the Premises from time to time (subject to the requirements set forth in Section 5.1.6 above), and Tenant will cooperate with such inspections. Without limitation, “hazardous substances” shall include such substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq. and the regulations adopted thereunder, and “hazardous materials” shall include such materials described in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; any state or local statutes governing hazardous materials, and the regulations adopted under these acts. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence or absence of hazardous materials and substances on the Premises or Property. In all events, Tenant shall indemnify Landlord, Landlord’s property manager, and Landlord’s mortgagees as provided in Section 5.1.5 from any liability arising from or related to the release or threatened release of hazardous materials and substances on the Premises. (At the request of Landlord, Tenant will from time to time confirm such indemnity to mortgagees directly with such mortgagees.) The provisions of this Section 5.1.8 shall survive the expiration or earlier termination of this Lease.

5.1.9 Yield Up. At the expiration or earlier termination of this Lease, Tenant (and all persons claiming by, through or under it) shall, without the necessity of any notice, surrender the Premises (including all Tenant Work, and all replacements thereof, except such additions, alterations and other Tenant Work as Landlord may have directed in advance of their installation and otherwise in accordance with this Lease, to be removed at the end of the expiration or termination of this Lease, which shall be removed by Tenant and the Premises restored to their pre-existing condition) and all keys to the Premises, remove all of its trade fixtures and personal property not bolted or otherwise attached to the Premises (and such trade fixtures and other property bolted or attached to the Premises as Landlord may have directed in advance of their installation and otherwise in accordance with this Lease to be removed at the end of the expiration or termination of this Lease), and all Tenant’s signs wherever located, in each case repairing damage to the Premises and Property which results in the course of such removal and restoring the Premises and Property to a fully functional and tenantable condition (including the filling of all floor holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles) except in each case for ordinary wear and tear. Tenant shall yield up the Premises broom-clean and in good order, repair and condition, reasonable wear and tear and damage by casualty and taking (to the extent provided in Article VI only) excepted. Any property not so removed within thirty (30) days after the expiration or termination of the Lease shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay to Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs to the Premises.

5.1.10 Holding Over. If Tenant (or anyone claiming by, through or under Tenant) shall remain in possession of the Premises or any part thereof after the expiration or earlier termination of this Lease with respect to any portion of the Premises without any agreement in writing executed with Landlord, the person remaining in possession shall be deemed a tenant at sufferance, Tenant shall thereafter pay Annual Fixed Rent at one hundred fifty percent (150%) of the amount payable for the twelve-month period immediately preceding such expiration or termination, due and payable in advance in equal monthly installments for each month or portion thereof Tenant (or anyone claiming by, through or under tenant) remains in possession of the Premises or any part thereof and with all additional rent payable and covenants of Tenant in force as otherwise herein provided, and Tenant shall be liable to Landlord for all damages, including consequential damages, of such breach. After acceptance of the full amount of such rent by Landlord the person remaining in possession shall be deemed a tenant from month-to-month, terminable at any time by unilateral action of Landlord or Tenant, at such rent and otherwise subject to and having agreed to perform all of the provisions of this Lease, but Landlord will not be deemed to have relinquished any claims for damages.

5.1.11 Assignment, Subletting.

(a) Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (herein referred to as a “Transfer”, which term shall include any reassignment of this Lease after any initial assignment of this Lease by the Tenant named herein, or any subsequent reassignment and any assignment of any sublease with respect to all or any portion of the Premises and any sub-subleasing of any portion of the Premises previously subleased) occurring without the prior written consent of Landlord shall be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord’s consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded), or the merger, consolidation or reorganization of such Tenant, or the transfer of all or any general partnership interest in any partnership, or the transfer of any membership interest in any limited liability company, shall be considered a Transfer.

(b) If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least sixty (60) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may reasonably require about the proposed Transfer and the transferee, including: (i) the name, business and financial condition of the prospective transferee, (ii) a true and complete copy of the proposed instrument containing all of the terms and conditions of such transfer, (iii) a written agreement of the assignee, subtenant or licensee, in recordable form reasonably approved by Landlord, agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease, and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 5.1.11(c), Landlord shall not unreasonably withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of the Building; (v) the rent to be charged the transferee is less than the then fair market rental value of space in the Building (which fair market rental value shall be deemed to be the rent set forth in the most current lease by Landlord of space in the Building); (vi) consent to the Transfer would violate any provisions of a Superior Mortgage, or (vii) any other basis which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant’s sole and exclusive remedy therefor, shall be to seek specific performance of

Landlord’s obligation to consent to such Transfer. If Landlord consents to any Transfer, Tenant shall pay to Landlord fifty percent (50%) of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred, net of any reasonable allowances, incentives or costs to Tenant relating to such Transfer. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys’ fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer in accordance with the provisions of this Lease.

(c) Landlord shall have the right to terminate this Lease in the event the entirety of the Premises is covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within thirty (30) days after the date on which Tenant has furnished to Landlord all of the items required under Section 5.1.11(b) above. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender the Premises (i) on the effective date of the proposed Transfer, or (ii) thirty (30) days after the date of Landlord’s notice of termination. In the event Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

(d) Notwithstanding the prohibitions set forth in subsection (a) above, Tenant may, without Landlord’s consent, assign its interest in this Lease or sublet the Premises to a corporation or other entity which shall (i) control, (ii) be under the control of, or (iii) be under common control with, Tenant (the term “control” as used herein shall mean ownership of more than 50% of the outstanding voting stock of a corporation, or other equivalent equity and control interest if Tenant is not a corporation) so long as (A) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease (except if such assignment or sublease is made for a valid intracorporate business purpose to an entity described in clause (iii) above) and is not made to circumvent the provisions of this section, (B) any such assignee or sublessee shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, after giving effect to such assignment or sublease equal to or greater than Tenant’s net worth, as so determined, on the date of such assignment, (C) the Tenant named herein shall remain liable for all obligations of Tenant under this Lease, (D) prior to such assignment, such assignee shall enter into a written agreement with Landlord agreeing to be directly bound to Landlord under the terms of this Lease and (E) Tenant provides at least thirty (30) days’ prior written notice to Landlord of such assignment or sublease and copies of any relevant documentation relating to same.

(e) In no event shall any Transfer release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed. It is agreed that the liabilities and obligations of Tenant hereunder are enforceable either before, simultaneously with, or after proceeding against any assignee, sublessee or other transferee of Tenant. Further, Tenant agrees that the amount of any rent or other payment for the use or occupancy of all or any part of the Premises, by sublease, license, assignment of this Lease, or otherwise, shall not depend, in whole or in part, on the income or profits derived by any person or entity from the Premises, other than an amount based on a fixed percentage or percentages of gross receipts or sales.

(f) Notwithstanding any Transfer of this Lease, Tenant’s (and any guarantor’s) liability to Landlord shall in all events remain direct and primary. Any transferee of all or a substantial part of Tenant’s interest in the Premises shall be deemed to have agreed directly with Landlord to be jointly and severally liable with Tenant for the performance of all of Tenant’s covenants under this Lease; and such assignee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be subject to the default provisions hereof). Landlord may collect rent and other charges from such transferee (and upon notice such transferee shall pay directly to Landlord) and apply the net amount collected to the rent and other charges herein reserved, but no Transfer shall be deemed a waiver of the provisions of this Section, or the acceptance of the transferee as a tenant, or a release of Tenant or any guarantor from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further assignment, subletting, license or occupancy; nor shall Landlord’s consent alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. The breach by Tenant of any covenant in this Section shall be a default for which there is no cure period.

5.2 Landlord’s Covenants.

5.2.1 Building Services. Landlord shall furnish the services and utilities hereafter described. Tenant may obtain additional services and utilities from time to time if the same are obtainable by Landlord upon reasonable advance request, or Landlord may furnish the same without request if Landlord determines that Tenant’s use or occupancy of the Premises necessitates the same; and in either case Tenant shall pay for the same at reasonable rates from time to time established by Landlord upon demand as additional rent. Landlord’s obligation shall be subject to the other provisions of this Lease, reasonable wear and tear and damage caused by or resulting from the acts or omissions of Tenant or its transferees (or their agents, employees, invitees and independent contractors), fire, casualty or eminent domain takings.

5.2.1.1 Landlord’s Maintenance. Landlord shall reasonably maintain the foundations, exterior walls, exterior glass, masonry, structural floors and roof, the heating, ventilating and air conditioning systems serving the common areas of the Building, and elevators of the Building insofar as such elements affect the Premises, and the exterior walkways, sidewalks, driveways and parking areas referred to in Section 2.1; but in no event shall Landlord be obligated to repair interior glass, interior windows or interior doors (including the suite entry) of the Premises (all of which shall be the responsibility of Tenant), or to repair or maintain any system installed as Tenant Work.

5.2.1.2 Office Identification. Subject to Section 5.1.3, Landlord shall provide and install, at Landlord’s expense, Building standard signage on the entry door to the Premises, on the lobby directory, and at the elevator lobby on the (3rd) floor of the Building to identify Tenant’s official name; all such letters and numerals to be in the Building standard graphics.

5.2.1.3 Grounds Maintenance. Landlord shall reasonably maintain the grounds adjacent to the Building and the walkways, driveways and parking areas referred to in Section 2.1.

5.2.1.4 Cleaning. Landlord shall clean the Premises (consisting of vacuuming of carpeting and dusting of surfaces, after 5:00 p.m. on business days) and remove Tenant’s trash (after 5:00 p.m. on business days) from the Premises (but Landlord shall not be obligated to remove any trash resulting from improvements or alterations of Tenant) provided the Premises are kept in good order by Tenant. The cost of said cleaning by Landlord shall be included in Operating Expenses. Tenant shall provide Landlord with full access to the Premises to fulfill its responsibilities under this Section 5.2.1.4.

5.2.2 Interruptions. Landlord shall not be liable to Tenant in damages or by reduction of rent or otherwise by reason of inconvenience or annoyance or for loss of business arising from

Landlord or its agents or employees entering the Premises for any of the purposes authorized in this Lease or for repairing, altering or improving the Building in a manner reasonable in light of the circumstances. In case Landlord is prevented or delayed from making any repairs or replacements or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part by reason of any cause reasonably beyond Landlord’s control, Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall give Tenant such notice as is practicable under the circumstances of the expected duration of such stoppage and will exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

ARTICLE VI

Insurance; Casualty; Taking

6.1 Insurance.

6.1.1 Coverage. Tenant shall purchase and maintain insurance during the entire Term of the Lease for the benefit of the Tenant and Landlord (as their interests may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of A-/VIII, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

(a) Commercial General Liability Insurance. naming Landlord, Landlord’s management, leasing and development agents, Great Point Investors LLC and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal injury, products/completed operations and contractual liability with combined single limits of liability of not less than $5,000,000 for bodily injury and property damage per occurrence.

(b) Property Insurance covering property damage and business interruption for not less than one year. Covered property shall include all tenant improvements in the Premises, office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises. Such insurance shall, with respect to any tenant improvements, name Landlord and Landlord’s mortgagee(s) from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance with a deductible amount not to exceed $5,000.

(d) Workers’ Compensation Insurance with statutory benefits and Employers’ Liability Insurance with the following amounts: Each Accident - $500,000; Disease - Policy Limit - $500,000; Disease - Each Employee - $500,000.

Tenant shall, prior to the commencement of the Lease Term and on each anniversary of the Lease Commencement Date and/or renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance, and any insurance maintained by Landlord shall be deemed secondary thereto.

6.1.2 Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this Section 6.1.2 and (i) any insurance coverage is jeopardized and Tenant fails to correct such dangerous or prohibited use following ten (10) days’ notice or (ii) insurance premiums are increased and Tenant fails, following ten (10) days’ notice, to cease such use, then in each event such failure shall constitute an Event of Default by Tenant hereunder, without any further notice or cure right, and Landlord shall have all of its remedies as set forth in the Lease.

6.1.3 Waiver of Subrogation. Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible property insurance policies. Landlord waives any and every claim against Tenant for any and all loss of or damage to the Building or the Premises or contents thereof, which would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Tenant waives any and every claim against Landlord for any and all loss of, or damage to, the Building or Premises or the contents thereof, which would have been covered had the insurance policies required to be maintained by Tenant under this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of property insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

6.2 Fire or Casualty. If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance recovered with respect to the damage. If in Landlord’s estimate the Premises cannot be restored within two hundred seventy (270) days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within ninety (90) days after such fire or casualty. Tenant may elect in writing thirty (30) days following the date of such notice from Landlord, time being of the essence, to terminate this Lease effective as of the date of Tenant’s notice. If any such damage (i) renders 25% of the Building untenantable or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord’s reasonable estimate within two hundred seventy (270) days from the date of such damage or (iii) occurs within the last two (2) Lease Years, Landlord shall have the right to terminate this Lease as of the date of such damage upon written notice given to the Tenant at any time within ninety (90) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration. Annual Fixed Rent and additional rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable and, in fact, unoccupied by Tenant as a result of such damage.

Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 6.2 to repair or restore any portion of any alterations, additions, installation or improvements in the Premises or the decoration thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of the Lease. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord’s property upon the termination of the Lease.

6.3 Waiver of Claim - Indemnification. Without limiting any other provisions hereof, Tenant agrees to defend, protect, indemnify and save Landlord and its partners, members, affiliates, officers, agents, servants and employees and Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time from and against all liability to third parties arising out of the use of the Premises or the acts or omissions of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees. Landlord and its partners, members, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business resulting from the loss of the use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless and then only to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, recovering and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof except to the extent caused by the gross negligence or willful misconduct of Landlord. The provisions of this Article VI shall survive the expiration or earlier termination of this Lease.

6.4 Nonwaiver. No waiver of any provisions of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provisions, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt for monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right to possession hereunder or after the finding of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Annual Fixed Rent and Additional Rent due, and the payment of said Annual Fixed Rent and Additional Rent shall not waive or affect said notice, suit or judgment.

6.5 Condemnation. If the Land or the Building (or any portion of the Building, the loss of which would require reconfiguration or restoration of the Building which Landlord reasonably estimates will cost in excess of 25% of the current replacement cost of the Building) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, Landlord shall have the right, exercisable at its sole direction, to cancel the Lease upon not less than sixty (60) days’ notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation.

If any such taking (i) renders 25% of the Building untenantable or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord’s reasonable estimate within three hundred sixty-five (365) days from the date of such taking or (iii) occurs within the last two (2) Lease Years, Landlord shall have the right to terminate this Lease as of the date of such taking upon written notice given to the Tenant at any time within one hundred twenty (120) days after the date such taking becomes effective. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of repairs or restoration following a taking. Annual Fixed Rent and additional rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable and, in fact, unoccupied by Tenant as a result of such taking.

ARTICLE VII

Default

7.1 Events of Default . (a) If Tenant fails to pay any installment of Annual Fixed Rent or additional rent or other sum or charge hereunder within five (5) business days of the date due hereunder, or (b) if more than two notices of default are given in any rolling twelve month period, or (c) if Tenant shall vacate or abandon all or substantially all of the Premises, or (d) if any assignment shall be made by Tenant (or any assignee, sublessee or guarantor of Tenant) for the benefit of creditors, or (e) if Tenant’s leasehold interest shall be taken on execution or by other process of law, or (f) if a petition is filed by Tenant (or any assignee, sublessee or guarantor of Tenant) for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of any bankruptcy or reorganization act then in force and effect, or (g) if an involuntary petition under the provisions of any bankruptcy act is filed against Tenant (or any assignee, sublessee or guarantor of Tenant) and such involuntary petition is not dismissed within thirty (30) days thereafter, or (h) if Tenant (or any assignee, sublessee or guarantor of Tenant) shall be declared bankrupt or insolvent according to law, or (i) if a receiver, trustee or assignee shall be petitioned for and not contested by Tenant for the whole or any part of Tenant’s (or such assignee’s, sublessee’s or guarantor’s) property, or if a receiver, trustee or assignee shall be appointed over Tenant’s (or such other person’s) objection and not be removed within thirty (30) days thereafter, or (j) if any representation or warranty made by Tenant shall be untrue in any material respect, or (k) if Tenant fails to perform any other covenant, agreement or condition hereunder and such default continues for thirty (30) days after written notice (provided, however, that such thirty (30) day period shall be reasonably extended in the case of such non-monetary default if the matter complained of can be cured, but the cure cannot be completed within such period and Tenant begins promptly to cure within such period and thereafter diligently completes the cure within sixty (60) days of the initial default; if such matters cannot be cured, then there shall be no cure period), then, and in any such case, Landlord and its agents and employees lawfully may, in addition to and not in derogation of any remedies for any preceding breach, immediately or at any time thereafter, without demand or notice and with or without process of law, enter into and upon the Premises or any part thereof in the name of the whole, or mail or deliver a notice of termination of the Term addressed to Tenant at the Premises or at any other address herein provided, and thereby terminate this Lease and repossess the same as of Landlord’s former estate. Upon such entry or mailing or delivery, as the case may be, the Term shall terminate, all executory rights of Tenant and all obligations of Landlord under this Lease shall immediately cease, and Landlord may expel Tenant and all persons claiming by, through or under Tenant and remove its and their effects (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants; and Tenant hereby waives all statutory and equitable rights to its leasehold (including without limitation rights in the nature of further cure or of redemption, if any). Landlord may, without notice, store Tenant’s effects (and those of any person claiming by, through or under Tenant) at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or auctions or at private sale or sales after seven (7) days notice to Tenant (which notice Tenant agrees is reasonable) and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. If any payment of Annual Fixed Rent, additional rent, or other payment due from Tenant to Landlord is not paid when due, then Landlord may, at its option, in addition to all other remedies hereunder, impose a late charge on Tenant equal to 5% of the amount in question, which late charge will be due upon demand as additional rent.

Rent forgivenesses, lease brokerage commissions, allowances for (and/or Landlord expenses in designing and constructing) Tenant initial finish work and leasehold improvements to ready the Premises for Tenant’s occupancy and the like (collectively “Tenant Inducements”), if any, have been agreed to or paid by Landlord as inducements for Tenant faithfully to perform all of its obligations. For all purposes, upon the occurrence of any default and the lapse of the applicable cure period, if any, any Tenant Inducements shall be deemed void as of the date hereof as though such had never been included, and the aggregate amounts (or value) thereof will be deemed to be Additional Rent then immediately due. The foregoing will occur automatically without any further notice by Landlord, whether or not the Term is then or thereafter terminated and whether or not Tenant thereafter corrects such default.

7.2 Remedies for Default.

7.2.1 Reletting Expenses Damages. If this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord’s reasonable costs and expenses related thereto or in collecting amounts due hereunder, including attorneys’ fees, and all of Landlord’s reasonable expenses in connection with reletting, including without limitation, tenant inducements, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like (“Reletting Expenses”). It is agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such tenant inducements as Landlord in its sole judgment considers advisable, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole discretion considers advisable, and no action of Landlord in accordance with the foregoing nor any failure to relet or to collect rent under any reletting shall operate or be construed to release or reduce Tenant’s liability. Any obligation to relet the Premises imposed upon Landlord by law shall be subject to Landlord’s reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms, etc. Landlord’s Reletting Expenses together with all sums otherwise provided for in this Lease, whether incurred prior to or after such termination, shall be due and payable immediately from time to time upon notice from Landlord.

7.2.2 Termination Damages. If this Lease is terminated for default, then unless and until Landlord elects lump sum liquidated damages described in Section 7.2.3 below Tenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence Tenant shall be credited with the net proceeds of any rent then actually received by Landlord from a reletting of the Premises after deducting all sums provided for in this Lease to be paid by Tenant and not then paid.

7.2.3 Lump Sum Liquidated Damages. In the alternative but not in addition to the damages available under Section 7.2.2, if this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after termination, to pay forthwith to Landlord at Landlord’s election made by written notice to Tenant at any time after termination, as liquidated damages a single lump sum payment equal to the sum of (i) all sums provided for in this Lease to be paid by Tenant and not then paid at the time of such election, plus either (ii) the excess of all of the rent reserved for the residue of the Term (with additional rent on account of Landlord’s Taxes and Operating Expenses deemed to increase 10% in each year on a compounding basis) over all of the rent actually received (or which rent Tenant shows by clear and convincing evidence will be received), on account of the Premises during such period, which rent from reletting shall be reduced by reasonable projections of vacancies and by Landlord’s Reletting Expenses described above to the extent not theretofore paid to Landlord, or (iii) an amount equal to the sum of all of the rent and other sums due hereunder and payable with respect to the twelve (12)-month period next following the date of termination.

7.3 Remedies Cumulative. Any and all rights and remedies Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination or rejection of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which the damages are to be proved, whether such amount be greater, equal to, or less than the amount of the loss or damages referred to in the preceding Section.

7.4 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition, or any waiver by Landlord of the breach of any covenant or condition, shall not in any way be held or construed to operate so as to impair the continuing obligation of such covenant or condition, or otherwise operate to permit other similar acts or omissions. No breach shall be deemed to have been waived unless and until such waiver be in writing and signed by Landlord. The failure of Landlord to seek redress for violation of or insist upon the strict performance of any covenant or condition of this Lease, or the receipt by Landlord of rent with knowledge of any violation, shall not be deemed a consent to or waiver of such violation, nor shall it prevent a subsequent act, which would otherwise constitute a violation, from in fact being a violation.

7.5 No Accord and Satisfaction; No Surrender. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, additional rent or any other sum or charge then due shall be deemed to be other than on account of the earliest installment of such rent, sum or charge due; nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy available to it. The delivery of keys (or any similar act) to Landlord or any agent or employee of Landlord shall not operate as a termination of this Lease or an acceptance of a surrender of the Premises, which may occur only upon Landlord’s written acknowledgement of same.

7.6 Waiver of Jury. Landlord and Tenant hereby waive trial by jury in any summary proceeding in any emergency or other statutory remedy, or in any action based, in whole or in part, on non-payment of rent or other default under this Lease; and Tenant further agrees that it shall not interpose any counterclaim or set-off in any such proceeding.

7.7 Landlord’s Curing and Enforcement. If Tenant shall neglect or fail to perform or observe any covenant or condition of this Lease and shall not cure such default within the applicable cure period, Landlord may, at its option, without waiving any claim for breach, at any time thereafter cure such default for the account of Tenant, and any amount paid or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant shall reimburse Landlord therefor, together with an administrative charge of fifteen (15%) per cent of the amount thereof, on demand as additional rent; and Tenant shall further indemnify and save Landlord harmless in the manner elsewhere provided in this Lease in connection with all of Landlord’s actions in effecting any such cure. Notwithstanding any other provision herein concerning cure periods, Landlord may cure any default for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances (including telephone notice) if the curing of such default prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or other improvements or possible injury to persons, or to protect Landlord’s interest in its property or the Premises. Tenant shall pay to Landlord on demand as additional rent all of the costs and expenses of Landlord, including such administrative charge and reasonable attorneys’ fees, incurred in enforcing any covenant or condition of this Lease. Without limiting any of its other rights or remedies, any sum due hereunder shall, in addition, bear interest from the date due at the greater of (i) one and one-half percent (1 1/2%) for each month (or ratable portion thereof) the same remains unpaid, or (ii) three percent (3%) per annum (or ratable portion thereof) above the so-called base or prime lending rate charged by Bank of America, NA from time to time on 90 day loans to its most credit-worthy borrowers; provided that interest shall never exceed the maximum rate permitted under applicable law.

In the event Tenant breaches any covenant or fails to observe any condition set forth in Article VII with respect to the insurance required to be maintained by Tenant, then without limiting any other right or remedy, and notwithstanding any other provision herein concerning notice and cure of defaults, Landlord may immediately and without notice to Tenant obtain such insurance, and Tenant shall pay the cost thereof and Landlord’s expenses related thereto upon demand as additional rent.

7.8 Landlord’s Default. In no event shall Landlord be in default unless notice thereof has been given to Landlord (and all mortgagees of which Tenant has notice) and Landlord (or any such mortgagee at its sole discretion) fails to perform within 30 days (provided, however, that such 30 day period shall be reasonably extended if such performance begins within such period and thereafter is diligently pursued, or if such mortgagee notifies Tenant within such period that it intends to cure on behalf of Landlord and thereafter begins and diligently pursues curing with reasonable promptness).

7.9 Vacancy During Last Six Months. If Tenant vacates substantially all of the Premises (or substantially all of major portions of the Premises, including a floor thereof) at any time within the last 6 months of the Term, Landlord may enter the Premises (or such portions) and commence demolition work or construction of leasehold improvements for future tenants. The exercise of such right by Landlord will not affect Tenant’s obligations to pay Annual Fixed Rent or additional rent with respect to the Premises (or such portions), which obligations shall continue without abatement until the end of the Term.

7.10 Security Deposit. Upon execution of this Lease, Tenant shall deposit the Security Deposit with Landlord as security for the performance of Tenant’s obligations under this Lease. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five (5) days after written demand therefor restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit; and Landlord shall be relieved of any liability with respect to the Security Deposit.

If the Security Deposit is in the form of an unconditional, irrevocable letter of credit, such letter of credit shall be issued by a financial institution acceptable to Landlord and in the form attached hereto as Appendix D. Any change from the letter of credit form attached as Appendix D shall be subject to Landlord’s review and approval. The letter of credit shall be renewed by Tenant at least thirty (30) days prior to expiration and shall remain in effect until sixty (60) days after the scheduled end of the Term.

ARTICLE VIII

Miscellaneous Provisions

8.1 Notice from One Party to the Other. All notices required or permitted hereunder shall be in writing and shall be deemed duly served if mailed by certified mail, postage prepaid, by recognized overnight courier, or by facsimile transmission which provides confirmation of receipt, addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. If requested, Tenant shall send copies of all such notices in like manner to Landlord’s mortgagees and any other persons having an interest in the Premises and designated by Landlord. Any notice so addressed shall be deemed duly served on the second business day following the day of mailing if so mailed by registered or certified mail, return receipt requested, whether or not accepted, on the following business day if sent by recognized overnight courier, whether or not accepted, and on the day of receipt if received on or before 5 p.m. in the time zone of the recipient, if sent by facsimile.

8.2 Quiet Enjoyment. Landlord agrees that upon Tenant’s paying all rent and performing and observing all covenants, conditions and other provisions on its part to be performed and observed, Tenant may peaceably and quietly have, hold and enjoy the Premises during the Term without disturbance by Landlord or anyone claiming by, through or under it, subject always to the terms of this Lease, provisions of law, and rights or interests of record to which this Lease may be or become subject and subordinate.

8.3 Limitation of Landlord’s Liability. Landlord shall be liable only for breaches of Landlord’s obligations occurring while Landlord is owner of the fee of which the Premises are a part (provided, however, that if Landlord shall ever sell and lease-back such fee, or the ground thereof or the improvements thereon, then “fee” shall, in such event, be deemed to mean Landlord’s leasehold interest). Tenant (and all persons claiming by, through or under Tenant) agrees to look solely to Landlord’s interest from time to time in the fee of which the Premises are a part for satisfaction of any claim or recovery of any judgment from Landlord; it being agreed that neither Landlord nor any trustee, beneficiary, partner, member, manager, shareholder, agent or employee of Landlord shall ever be personally or individually liable for any claim or judgment, or otherwise, to Tenant (or such persons). In no event shall Landlord ever be liable to Tenant (or such persons) for indirect or consequential damages, nor shall Landlord ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of its interest in the fee of which the Premises are a part.

8.4 Applicable Law and Construction This Lease may be executed in counterpart copies and shall be governed by and construed as a sealed instrument in accordance with the laws of The Commonwealth of Virginia. If any provision shall to any extent be invalid, the remainder of this Lease shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior dealings between them with respect thereto. There are no oral agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by an instrument in writing executed by Landlord and Tenant. The enumeration of specific examples of a general provision shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by its terms not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional, time always being of the essence to any options; and if Tenant purports to condition the exercise of any option or vary its terms in any manner, then the option granted will automatically and immediately become null and void and the purported exercise will be ineffective. This Lease and all consents, notices and other related instruments may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that reproductions will be admissible in evidence to the same extent as the original itself in and judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and further reproduction will likewise be admissible. The titles of the several Articles and Sections are for convenience only, and shall not be considered a part hereof. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant.

8.5 Successors and Assigns. Except as herein provided otherwise, the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its legal representatives, successors and assigns, and shall inure to the benefit of Tenant and its legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant (and any guarantor of Tenant) and Tenant’s legal representatives, successors and assigns and shall inure to the benefit of Landlord and its legal representatives, successors and assigns.

8.6 Relationship of the Parties. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers; it being understood and agreed that neither the manner of fixing rent, nor any other provision of this Lease, nor any act of the parties, shall ever be deemed to create any relationship between them other than the relationship of landlord and tenant.

8.7 Estoppel Certificate. Within ten (10) days of either party’s request, Landlord and Tenant agree, in favor of the other, to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications), and the amount and dates to which the Annual Fixed Rent (and additional rent and all other charges) have been paid and any other information reasonably requested by the requesting party or Landlord’s mortgagee. Both parties intend and agree that any such statement may be relied upon by any prospective purchaser, mortgagee, or other person to whom the same is delivered. Tenant acknowledges that prompt execution and delivery of such statements, and all instruments referred to in Article X, constitute essential requirements of any financings or sales by Landlord, and Tenant will indemnify Landlord in the manner elsewhere provided against all costs and damages (including consequential damages) directly or indirectly resulting from Tenant’s failure to comply herewith (notwithstanding any grace period) or Landlord’s right to execute the same on Tenant’s behalf.

8.8 Notice of Lease. Neither party shall record this Lease nor any notice of lease.

8.9 Tenant As Business Entity. If Tenant is a business entity, Tenant warrants and represents that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of Tenant enforceable in accordance with its terms. Simultaneously with the execution of the Lease, Tenant shall deliver to Landlord (i) a certificate of legal existence and good standing and (ii) a certified copy of a resolution of Tenant’s directors, manager, or general partner authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.

8.10 Relocation. Based on Landlord’s good faith determination that such a relocation is necessary, Landlord reserves the right to relocate the Premises to comparable space within the Building by giving Tenant prior notice of such intention to relocate. If within one month after receipt of such notice Tenant has not agreed with Landlord on the space to which the Premises are to be relocated, the timing of such relocation, and the terms of such relocation, then Landlord shall have the right to make all such determinations in its reasonable judgment. Landlord agrees to pay the reasonable cost of moving Tenant to such other space and finishing such space to a condition comparable to the then condition of the Premises. Tenant shall arrange for the relocation of the Premises within sixty (60) days after a comparable space is agreed upon or selected by Landlord, as the case may be. In the event Tenant fails to arrange for said relocation within the sixty (60) day period, Landlord shall have the right to arrange for the relocation of the Premises at Landlord’s expense, all of which shall be performed in a manner designed to minimize interference with Tenant’s business.

8.11 Parking. During the Term, Tenant shall be permitted to use at no cost to Tenant its allocable share of vehicular parking spaces in the parking areas designated by Landlord for use by Building tenants, subject to such reasonable terms, conditions and regulations as are from time to time applicable to authorized users of such parking areas. Such parking spaces shall be available for Tenant’s use on an unassigned, non-reserved basis.

8.12 Registered Agent. For purposes of Section 55-218.1 Code of Virginia (1950), as amended, Landlord’s resident agent is Corporation Service Company, 11 South 12th Street, P.O. Box 1463, Richmond, VA 23219.

8.13 Deed of Lease. Landlord and Tenant intend that this Lease shall constitute a Deed for all purposes as required by Section 55.2, Code of Virginia (1950).

ARTICLE IX

Brokers

9.1 Brokers. Tenant represents and warrants to Landlord that it has not dealt with any broker (other than the Broker identified in Section 1.1, if any) in connection with this Lease or the Premises and agrees to indemnify and save Landlord harmless from all loss, claim, damage, cost or expense (including reasonable attorneys’ fees of counsel of Landlord’s choice against whom Tenant makes no reasonable objection) arising from any breach of this representation and warranty. The warranty, representation and indemnity in this Section 9.1 shall survive the expiration or any earlier termination of this Lease.

ARTICLE X

Landlord’s Financing

10.1 Subordination and Superiority of Lease. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to the present or future lien of any mortgage (and at Landlord’s election, to the lien of any subordinate mortgage or mortgages) and to the rights of any lessor under any ground or improvements lease of the Premises (collectively referred to in this Lease as a “mortgage” and the holder or lessor thereof from time to time as a “mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof; and that Tenant shall attorn to any such mortgagee succeeding to Landlord’s interest in the Property by foreclosure, deed in lieu of foreclosure, or otherwise, promptly after the giving of notice by such mortgagee requiring such attornment, provided however, that Landlord uses reasonable efforts to cause the mortgagee of any mortgage to execute and deliver to Tenant an agreement on such mortgagee’s standard form in which the mortgagee agrees that Tenant shall not be disturbed in its possession upon Tenant’s attornment to such mortgagee as Landlord and performance of its Lease covenants (both of which conditions Tenant agrees with all mortgagees to perform). Tenant agrees that any mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgage (or the priority of its ground lease) to some or all provisions of this Lease.

Tenant agrees that this Lease shall survive the merger of estates of ground (or improvements) lessor and lessee. Until a mortgagee (either superior or subordinate to this Lease) forecloses Landlord’s equity of redemption (or terminates in the case of a ground or improvements lease), no mortgagee shall be liable for failure to perform any of Landlord’s obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord’s interest and then only as limited herein). Any mortgagee (or any other successor to Landlord acquiring the Property by foreclosure, deed in lieu of foreclosure, or otherwise) shall not be (i) liable for any previous act or omission of Landlord under the Lease; (ii) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to Tenant against Landlord; (iii) unless consented to by such mortgagee, bound by any previous amendment or modification of the Lease or by any previous prepayment of more than one month’s payment of Annual Fixed Rent or additional rent; (iv) required to account for any security deposit of Tenant other than any security deposit actually delivered to such mortgagee by Landlord; (v) bound by any obligation to make any payment to Tenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the Lease to be performed by Landlord after the date of such attornment; or (vi) responsible for any monies owing by Landlord to Tenant. Tenant shall give notice of any alleged non-performance on the part of Landlord to any mortgagee of which Tenant has notice, simultaneously with the default notice delivered to Landlord; and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than 30 days (to be reasonably extended in the same manner Landlord’s 30 day cure period is to be extended) following Landlord’s cure period during which such mortgagee may, but need not, cure any non-performance by Landlord. The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person which may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises.

10.2 Rent Assignment. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee shall be responsible only for non-performance of Landlord’s obligations which occur after it succeeds to and only while it holds Landlord’s interest in the Premises.

10.3 Other Instruments. The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Article (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee in furtherance of the foregoing, and further agrees that its failure to do so within ten (10) business days after written demand shall be subject to the monetary default provisions of this Lease.

[Remainder of Page Intentionally Left Blank, Signatures on Following Page]

WITNESS the execution hereof under seal as of the date first set forth above.

TENANT:

Catcher, Inc., a

By:	/s/ Charles Sander

LANDLORD:

GPO RIVERBEND LLC

By:	/s/ Gary R. Schwandt
Name:	Gary R. Schwandt
Title:	Manager

Appendix A

Premises Plan

[plan]

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Appendix B

Landlord’s Work

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Appendix C

Rules and Regulations

The following Rules and Regulations constitute a part of the Lease and of Tenant’s obligations thereunder in respect of Tenant’s use and occupancy of the Premises in the Building. In the event of any direct conflict between the terms of these Rules and Regulations, as the same may be amended, and the terms and provisions of this Lease, the terms of the Lease shall control. Tenant acknowledges that these Rules and Regulations are intended to supplement the Lease.

I. BUILDING HOURS

1.1 Except to the extent otherwise provided in this Lease, the Building is open from 7:00 a.m. to 6:00 p.m. Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturdays. The Building is closed on Sundays and all national holidays.

1.2 If you wish to use the Building during other times, please obtain pass-cards for authorized members of your staff from Landlord’s Managing Agent. As additional security, all persons entering the Building after hours are required to sign in and out in a logbook provided for that purpose.

1.3 If you will need after-hours heating or air conditioning services, please notify Landlord’s Managing Agent by 3:00 p.m. on the previous working day. (These Building services are either reduced or shut off completely when the Building is closed, except on Saturdays from 8:00 a.m. to 1:00 p.m.) You will be charged for overtime use of the Building services.

1.4 You are advised, for the protection and safety of your personnel, to lock front doors at the end of each working day. Front doors should also be locked whenever your receptionist leaves the area.

1.5 If you have night-line telephone service, please submit a list of numbers and personnel to Landlord’s Managing Agent. This will enable the security guard to contact your office after 6:00 p.m. on the occasions when visitors call after normal working hours.

1.6 If you wish to remove fixtures or materials from your premises after 6:00 p.m. or to have work performed after 6:00 p.m. by someone who does not have a Building pass, Landlord’s Managing Agent must be notified.

II. ELEVATORS, DELIVERIES AND PARKING

2.1 If you expect delivery of any bulky material, notify the Landlord’s Managing Agent reasonably in advance so that elevators may be scheduled and elevator pads may be installed. This protects both your shipment and the elevators. For the convenience of all, elevators may not be used for deliveries during the peak traffic hours of 8:00 a.m. to 9:30 a.m.; 11:30 a.m. to 1:30 p.m.; and 4:30 p.m. to 6:00 p.m.

2.2 All larger deliveries must be made from the designated Building loading dock area. Large deliveries can be expedited by notifying Landlord’s Managing Agent twenty-four (24) hours in advance. The receiving area can accommodate only certain types and sizes of vehicles. All hand trucks used for interior deliveries must be equipped with rubber bumpers and tires.

2.3 The loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. You should advise your vendors and suppliers of this rule. Any vehicles abusing the truck dock privileges are subject to being towed at the owner’s expense.

III. GENERAL USE OF BUILDING AND PREMISES

3.1 Tenants are not permitted to place or store property on the sidewalks, passageways, parking areas or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).

3.2 No bicycles or animals may be brought into or kept in or about the Building or premises.

3.3 Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets. Please make arrangements with Landlord’s Managing Agent for disposal of any unusual trash.

3.4 The Building is a “smoke-free” building; smoking is prohibited in the Building lobby and other common areas, all elevators, all rest rooms, the elevator lobby on each floor (even if such floor is occupied by only one tenant) and the parking garage.

IV. REPAIRS AND SERVICES

4.1 You are responsible for all general repairs and maintenance of your Premises including, but not limited to, Tenant supplied supplementary air conditioning, exterior doors and exterior signs. All repairs, installations or alterations to the Building or its fixtures must first be approved and scheduled by Landlord’s Managing Agent.

4.2 All requests for work to be done in your Premises by any of the Building Management Staff should be directed to Landlord’s Managing Agent. Building employees are not permitted to perform any work outside their regular duties except upon special instructions from Landlord’s Managing Agent.

4.3 All schedules for the performance of your construction and repair work must be coordinated by Landlord’s Managing Agent to avoid conflicts with various building construction and maintenance schedules. Tenants must inform Landlord’s Managing Agent at least 72 hours before any work is to begin, of the nature of the work, where and when it is to be performed, the name of the contractor or concern doing the work, and the name of the individual who will supervise the performance of the work. You will be required to obtain from the persons doing work, certificates of insurance coverage, signed lien waivers, and payment and performance bonds in form and substance satisfactory to Landlord. Work may not begin until such requirements have been satisfied.

4.4 Landlord shall purchase and install, at your expense, all lamps, tubes, bulbs, starters and ballasts.

V. ELECTRICAL SYSTEM; ENERGY CONSERVATION

5.1 In order to assure that the Building’s electrical standards are not exceeded and to avert possible adverse effect on the Building’s electrical system, you may not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electric distribution system other than standard office equipment, such as typewriters, pencil sharpeners, adding machines, hand held or desk top calculators, dictaphones, office computers and copiers.

5.2 Notwithstanding anything to the contrary contained in the Lease, Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or expedient in order to conserve and/or preserve energy and related services, or to be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.

5.3 The windows of the Building are designed for insulation and to reduce glare. Building standard blinds or drapes contribute to the effectiveness of the Building’s heating and cooling systems. You should keep the blinds or drapes closed when windows are exposed to the sun’s rays in summer and keep them open when the sun is bright enough to provide warmth during the winter months.

VI. COOKING AND RELATED ACTIVITIES

6.1 You may not use or permit the use of any part of the Premises for the preparation or dispensing of food. You may, nevertheless, with Landlord’s prior written consent, which consent shall not be unreasonably withheld, install hot-cold water fountains, coffee makers and refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on that require special exhaust venting. The Building contains no facilities to provide special venting.

VII. LIFE SAFETY AND EMERGENCY PROCEDURES

7.1 In case of emergency situations such as power failure, water leaks or serious injury, call Landlord’s Managing Agent immediately. In case of fire or smoke, pull the nearest alarm (located on your floor) and then call Landlord’s Managing Agent.

Appendix D

Form of Letter of Credit

            , 2006

Irrevocable Letter of Credit No.

Beneficiary:

_______________________

c/o Great Point Investors LLC

Two Center Plaza, Suite 410

Boston, MA 02108

Attn: Joseph A. Versaggi

Applicant:

___________________

___________________

___________________

Attn:_______________

Expiration Date:                     , 20

Ladies and Gentlemen:

                                                  (“Issuer”) hereby issues our Irrevocable Letter of Credit No.         in Beneficiary’s favor in the amount of                      ($        ) U.S. Dollars available by your sight drafts drawn on us and accompanied by a written statement signed on behalf of Beneficiary, its successors or assigns, stating as follows:

Either:	“The undersigned certifies that and/or its successors and assigns is entitled to draw under the Irrevocable Letter of Credit No. pursuant to the terms of a Lease, dated , as amended, between Beneficiary, as landlord, and Applicant, as tenant.”

Or:	“The undersigned certifies that and/or its successors and assigns is entitled to draw under the Irrevocable Letter of Credit No. because Applicant has filed a voluntary bankruptcy petition under 11 USC 101 et seq., as amended, or under the insolvency laws of any jurisdiction.”

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Or:	“The undersigned certifies that and/or its successor and assigns is entitled to draw under the Irrevocable Letter of Credit No. because an involuntary petition under 11 USC 101 et seq., as amended, or under the insolvency laws of any jurisdiction has been filed against Applicant.”

Partial drawings are permitted.

We engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored if presented to us on or before the expiration date set forth above. Any draft drawn by you under this Irrevocable Letter of Credit must bear the clause “Drawn on Irrevocable Letter of Credit No.              of                     ”.

This Irrevocable Letter of Credit is fully transferable and assignable in its entirety only by Beneficiary and its successors, assigns and transferees to a successor landlord under the Lease. Beneficiary shall send a written request to Issuer to assign or transfer this Irrevocable Letter of Credit and upon presentation of this Irrevocable Letter of Credit, as it may be amended, to Issuer, Issuer shall re-issue this Irrevocable Letter of Credit in the then outstanding amount in favor of Beneficiary’s successor, assign or transferee.

This Irrevocable Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be limited, modified, amended or amplified, except by a written document executed by the parties hereto.

Except as otherwise expressly stated herein, this Irrevocable Letter of Credit is subject to the “International Standby Practices” (ISP98) International Chamber of Commerce (Publication No. 590).”

Very truly yours,

By:
Name:
Title:

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